805 Third Ave
gary b. wolff, p.c.                                Twenty First Floor
  Counselor At Law                                 New York, New York 10022
                                                   Telephone:212-644-6446
                                                   Facsimile:212-644-6498
                                                   E-Mail: wolffpc@attglobal.net


                                                   Exhibit 23.2c


July 22, 2004


United States Securities
 and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549

Re: Strong Technical Inc. (hereinafter "Strong") Registration Statement on Form SB-2 File No. 333-112111 Relating to 3,005,650 shares of Strong's Common Stock, par value $.001 per share

Gentlemen:

I have been requested by Strong, a Delaware corporation, to furnish you with my opinion as to the matters hereinafter set forth in connection with the above captioned registration statement (the "Registration Statement") covering all of the shares which will be offered by the Selling Shareholder(s) who acquired the shares directly from Strong. The number of shares as indicated on the calculation chart to the cover page of Strong's above-mentioned SB-2 Registration Statement is 3,005,650.

In connection with this opinion, I have examined the registration statement, the Certificate of Incorporation and By-Laws of Strong, each as amended to date, copies of the records of corporate proceedings of Strong, and copies of such other agreements, instruments and documents as I have deemed necessary to enable me to render the opinion hereinafter expressed.

Based upon and subject to the foregoing, I am of the opinion that the shares referred to above are legally issued, fully paid and non-assessable.

This opinion opines upon Delaware law, including the statutory provisions as well as all applicable provisions of the Delaware constitution and reported decisions interpreting the laws.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to my name under the caption "Legal Matters" in the Prospectus included in the Registration Statement.

Very truly yours,
/s/ Gary B. Wolff
--------------------------
Gary B. Wolff
GBW:hk